Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Form S-1 Registration Statement of The Greater Cannabis Company, Inc. (the “Company”) of our report dated April 14, 2020 relating to the consolidated financial statements of the Company for the years ended December 31, 2019 and 2018 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
July 16, 2020